                      [LETTERHEAD OF BONN&SCHMITT&STEICHEN]

                                                                August 16, 2000

CARRIER I INTERNATIONAL S.A.
3, route d'Arlon
L-8009 STRASSEN

                          Carrier1 International, S.A.
                       Registration Statement on Form S-1
                                 FILE NO. 333 -

Dear Sirs,

         We have acted as counsel to Carrier1 International S.A., a Luxembourg corporation (the "Company"), in connection with the Registration Statement on Form S-1 referenced above (the "Registration Statement") filed by the Company with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the registration of up to 1,685,813 shares of the Company's common shares, par value $2.00 per share, being offered by the selling shareholders referred to in the Registration Statement (the "Warrant Shares"), such Warrant Shares to be sold in the form of registered shares or, upon request in the United States and Canada, in the form of American Depositary Shares representing the right to receive 0.2 Warrant Shares.

         In so acting, we have examined and relied upon the originals, or copies certified or otherwise identified to our satisfaction, of such records, documents, certificates and other instruments as in our judgment are necessary or appropriate to enable us to render the opinion expressed below.

         Strictly limited to Luxembourg law, we are of the opinion that the Warrant Shares to be received upon exercise of the Company's Euro Warrants and Dollar Warrants upon issuance, delivery and full payment therefor in accordance with the terms of the Euro Warrants or Dollar Warrants, as the case may be, will be, duly authorized, validly issued and outstanding, fully paid and non-assessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm under the caption "Legal Matters" in the Prospectus forming a part thereof. This opinion is governed by Luxembourg law and is subject to exclusive jurisdiction of the ordinary courts in Luxembourg.

                                            Very truly yours,

                                            BONN&SCHMITT&STEICHEN